Exhibit 99.1

Contact: Liz Sharp, VP Investor Relations

Smith & Wesson Holding Corp.

(413) 747-3304

lsharp@smith-wesson.com

Smith & Wesson Holding Corporation Reports

Third Quarter Fiscal 2013 Financial Results

•	Fiscal Third Quarter 2013 Net Sales from Continuing Operations of $136.2 Million, Up 38.8% Year-Over-Year

•	Fiscal Third Quarter 2013 Net Income from Continuing Operations of $17.5 Million, or $0.26 Per Diluted Share

•	Increasing Guidance for Fiscal 2013 Full Year Net Sales from Continuing Operations to Between $575.0 Million and $580.0 Million

SPRINGFIELD, Mass., March 5, 2013 — Smith & Wesson Holding Corporation (NASDAQ Global Select: SWHC), a leader in firearm manufacturing and design, today announced financial results for the fiscal 2013 third quarter ended January 31, 2013.

Third Quarter Fiscal 2013 Financial Highlights

•	Net sales from continuing operations for the third quarter were $136.2 million, up 38.8% from the third quarter last year. The company continued to increase its production capacity during the third quarter and has operated its plant at essentially full capacity for the last four quarters. Despite these capacity increases, the company was unable to meet the ongoing demand across all of its firearm product lines.

•	Gross profit for the third quarter was $50.1 million, or 36.8% of net sales, compared with gross profit of $30.0 million, or 30.6% of net sales, for the comparable quarter last year. Gross profit improved as a result of increased sales volume, leveraging of fixed costs, and a favorable product mix.

•	Operating expenses for the third quarter were $22.1 million, or 16.2% of net sales, compared with operating expenses of $19.7 million, or 20.1% of net sales, for the third quarter last year. The increase in operating expenses was primarily related to higher general and administrative costs associated with the ongoing implementation of the company’s new ERP system and incentive compensation. The decline in operating expenses as a percentage of net sales was primarily driven by increased sales volume and controlled spending in sales and marketing.

•	Operating income from continuing operations for the third quarter was $28.0 million, or 20.6% percent of net sales, compared with operating income from continuing operations of $10.3 million, or 10.5% percent of net sales, for the comparable quarter last year.

•	Income from continuing operations for the third quarter was $17.5 million, or $0.26 per diluted share, more than triple the net income from continuing operations of $5.4 million, or $0.08 per diluted share, for the third quarter last year.

•	Non-GAAP Adjusted EBITDAS from continuing operations for the third quarter increased to $33.3 million compared with $14.8 million for the third quarter last year. Fiscal year-to-date non-GAAP Adjusted EBITDAS was $101.5 million compared with $37.2 million for the comparable prior year period.

•	Operating cash flow of $33.0 million and net capital spending of $12.6 million for the third quarter resulted in free cash flow of $20.4 million.

•	During the third quarter of fiscal 2013, the company’s Board of Directors approved a program to repurchase up to $35.0 million of Smith & Wesson’s common stock, subject to certain conditions, in the open market or privately negotiated transactions on or prior to June 30, 2013. The company repurchased 2.1 million shares of its common stock for $20.0 million through this program during the third quarter of fiscal 2013 utilizing cash on hand.

James Debney, Smith & Wesson Holding Corporation President and Chief Executive Officer, stated, “Our success in the third quarter was highlighted by significant year-over-year improvements in net sales, margin expansion, and bottom line profitability as we successfully executed our growth strategy, which is underpinned with a focus on firearms. Performance gains were driven by continued robust consumer demand for firearms as well as increased sales of our M&P® polymer pistols and modern sporting rifles. Based on incremental improvements in expanding our production capacity, which will be further deployed in the fourth quarter, we are increasing our financial guidance for the full fiscal year 2013.”

Jeffrey D. Buchanan, Executive Vice President and Chief Financial Officer, stated, “The strength of our balance sheet continues to provide us enhanced flexibility to invest in our core firearm business and fuel our growth initiatives. At the end of the quarter, we had no borrowings under our credit facility and a cash balance of $62.0 million. Robust free cash flow also allowed us to return value to our stockholders by buying back shares of our common stock in the fiscal third quarter for a total of $20.0 million.”

Financial Outlook for Continuing Operations

The company expects net sales from continuing operations for the fourth quarter of fiscal 2013 to be between $165.0 million and $170.0 million, which would represent year-over-year growth from continuing operations of 29.0% at the midpoint. The company anticipates GAAP earnings per diluted share from continuing operations of between $0.38 and $0.40 for the fourth quarter of fiscal 2013.

The company is raising its full year fiscal 2013 financial guidance. The company currently anticipates net sales from continuing operations for fiscal 2013 of between $575.0 million and $580.0 million, which would represent year-over-year growth from continuing operations of approximately 40.0% at the midpoint. The company anticipates fiscal 2013 GAAP earnings per diluted share from continuing operations of between $1.17 and $1.19, income from continuing operations of between $78.0 million and $79.5 million, and non-GAAP Adjusted EBITDAS from continuing operations of between $148.4 million and $150.7 million.

Conference Call and Webcast

The company will host a conference call and webcast today, March 5, 2013, to discuss its third quarter fiscal 2013 financial and operational results. Speakers on the conference call will include James Debney, President and CEO, and Jeffrey D. Buchanan, Executive Vice President and CFO. The conference call may include forward-looking statements. The conference call and webcast will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Those interested in listening to the call via telephone may call directly at (866) 804-6928 and reference conference code 35129271. No RSVP is necessary. The conference call audio webcast can also be accessed live and for replay on the company’s website at www.smith-wesson.com, under the Investor Relations section. The company will maintain an audio replay of this conference call on its website for a period of time after the call. No other audio replay will be available.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, certain non-GAAP financial measures, including “Adjusted EBITDAS” and “free cash flow” are presented. From time-to-time, the company considers and uses Adjusted EBITDAS and free cash flow as supplemental measures of operating performance in order to provide the reader with an improved understanding of underlying performance trends. Adjusted EBITDAS excludes the effects of interest expense, income taxes, depreciation of tangible fixed assets, amortization of intangible assets, stock-based compensation expense, plant consolidation costs, DOJ and SEC investigation costs, and certain other transactions. See the attached “Reconciliation of GAAP Net Income to Adjusted EBITDAS” for a detailed explanation of the amounts excluded from and included in net income to arrive at Adjusted EBITDAS for the three-month and nine-month periods ended January 31, 2013 and January 31, 2012 and the attached “Reconciliation of Estimated GAAP Income from Continuing Operations to Estimated Adjusted EBITDAS” for a full detailed explanation of the amounts excluded from and included in income from continuing operations to arrive at estimated Adjusted EBITDAS for full year fiscal 2013. Free cash flow is defined as cash flow provided by operating activities less capital expenditures, which include purchases of property, equipment, and software.

Adjusted or non-GAAP financial measures provide investors and the company with supplemental measures of operating performance and trends that facilitate comparisons between periods before, during, and after certain items that would not otherwise be apparent on a GAAP basis. Adjusted financial measures are not, and should not be viewed as, a substitute for GAAP results. The company’s definition of these adjusted financial measures may differ from similarly named measures used by others.

About Smith & Wesson

Smith & Wesson Holding Corporation (NASDAQ Global Select: SWHC) is a U.S.-based leader in firearm manufacturing and design, delivering a broad portfolio of quality firearms, related products, and training to the global military, law enforcement, and consumer markets. The company’s brands include Smith & Wesson®, M&P® and Thompson/Center Arms™. Smith & Wesson facilities are located in Massachusetts and Maine. For more information on Smith & Wesson, call (800) 331-0852 or log on to

www.smith-wesson.com.

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include our outlook for fiscal 2013 full year net sales from continuing operations; the outcome of the ongoing implementation of our new ERP system; potential future repurchases of our common stock under our stock repurchase program; our belief regarding robust consumer demand for firearms; our belief that our expanded production capacity will be further deployed in the fourth quarter of fiscal 2013; increasing our full year fiscal 2013 financial guidance; our belief regarding our enhanced flexibility to invest in our core firearm business and fuel our growth initiatives; our outlook for net sales from continuing operations, year-over-year growth from continuing operations, and GAAP earnings per diluted share from continuing operations for the fourth quarter of fiscal 2013 and the full 2013 fiscal year; and our outlook for income from continuing operations and non-GAAP Adjusted EBITDAS from continuing operations for the full 2013 fiscal year, including the amounts excluded from and included in net income to arrive at Adjusted EBITDAS for our guidance for full year fiscal 2013. We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include the demand for our products; the costs and ultimate conclusion of certain legal matters, including the DOJ and SEC matters; the state of the U.S. economy; general economic conditions, and consumer spending patterns; the potential for increased regulation of firearms and firearm-related products; speculation surrounding fears of terrorism and crime; our growth opportunities; our anticipated growth; our ability to increase demand for our products in various markets, including consumer, law enforcement, and military channels, domestically and internationally; the position of our hunting products in the consumer discretionary marketplace and distribution channel; our penetration rates in new and existing markets; our strategies; our ability to introduce new products; the success of new products; our ability to expand our markets; the potential for cancellation of orders from our backlog; and other risks detailed from time to time in our reports filed with the SEC, including our Form 10-K Report for the fiscal year ended April 30, 2012.

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Unaudited)

	For the Three Months Ended:		For the Nine Months Ended:
	January 31, 2013	January 31, 2012	January 31, 2013	January 31, 2012
	(In thousands, except per share data)
Net sales	$136,242	$98,125	$408,797	$282,154
Cost of sales	86,143	68,121	258,882	201,028

Gross profit	50,099	30,004	149,915	81,126

Operating expenses:
Research and development	942	992	3,363	3,571
Selling and marketing	8,333	8,062	23,203	24,823
General and administrative	12,776	10,666	37,381	33,483

Total operating expenses	22,051	19,720	63,947	61,877

Operating income from continuing operations	28,048	10,284	85,968	19,249

Other income/(expense):
Other income/(expense), net	—	8	39	62
Interest income	48	394	750	1,196
Interest expense	(1,240)	(1,629)	(4,571)	(6,044)

Total other income/(expense), net	(1,192)	(1,227)	(3,782)	(4,786)

Income from continuing operations before income taxes	26,856	9,057	82,186	14,463
Income tax expense	9,350	3,664	29,410	5,845

Income from continuing operations	17,506	5,393	52,776	8,618
Discontinued operations:
Loss from operations of discontinued security solutions division	(601)	(1,600)	(3,150)	(8,306)
Income tax expense/(benefit)	2,329	(645)	(3,921)	(3,326)

Income/(loss) from discontinued operations	(2,930)	(955)	771	(4,980)

Net income/comprehensive income	$14,576	$4,438	$53,547	$3,638

Net income per share:
Basic—continuing operations	$0.27	$0.08	$0.81	$0.13

Basic—net income	$0.22	$0.07	$0.82	$0.06

Diluted—continuing operations	$0.26	$0.08	$0.79	$0.13

Diluted—net income	$0.22	$0.07	$0.80	$0.06

Weighted average number of common shares outstanding:
Basic	65,149	64,874	65,457	64,700
Diluted	66,421	66,582	66,909	65,154

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	As of:
	January 31, 2013	April 30, 2012
	(In thousands, except par value and share data)
ASSETS
Current assets:
Cash and cash equivalents, including restricted cash of $3,342 on January 31, 2013 and $3,334 on April 30, 2012	$61,999	$56,717
Accounts receivable, net of allowance for doubtful accounts of $785 on January 31, 2013 and $1,058 on April 30, 2012	38,871	48,313
Inventories	69,208	55,296
Prepaid expenses and other current assets	5,689	4,139
Assets held for sale	—	13,490
Deferred income taxes	12,759	12,759
Income tax receivable	5,800	—

Total current assets	194,326	190,714

Property, plant, and equipment, net	77,807	60,528
Intangibles, net	4,075	4,532
Other assets	5,333	5,900

	$281,541	$261,674

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$24,377	$28,618
Accrued expenses	13,677	20,685
Accrued payroll	11,474	9,002
Accrued income taxes	—	291
Accrued taxes other than income	4,859	4,270
Accrued profit sharing	7,131	8,040
Accrued product/municipal liability	1,517	1,397
Accrued warranty	5,014	5,349
Liabilities held for sale	—	5,693

Total current liabilities	68,049	83,345

Deferred income taxes	4,537	4,537

Notes payable, net of current portion	43,559	50,000

Other non-current liabilities	10,782	10,948

Total liabilities	126,927	148,830

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value, 20,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.001 par value, 100,000,000 shares authorized, 67,459,468 shares issued and 64,159,865 shares outstanding on January 31, 2013 and 66,512,097 shares issued and 65,312,097 shares outstanding on April 30, 2012	67	67
Additional paid-in capital	197,602	189,379
Accumulated deficit	(16,732)	(70,279)
Accumulated other comprehensive income	73	73
Treasury stock, at cost (3,299,603 common shares on January 31, 2013 and 1,200,000 on April 30, 2012)	(26,396)	(6,396)

Total stockholders’ equity	154,614	112,844

	$281,541	$261,674

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended:
	January 31, 2013	January 31, 2012
	(In thousands)
Cash flows from operating activities:
Net income	$53,547	$3,638
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	12,023	11,286
Loss on sale of business including loss on sale of discontinued operations, including $45 of stock-based compensation expense	1,222	241
Loss on sale/disposition of assets	277	251
Provisions for/(recoveries of) losses on accounts receivable	378	(326)
Change in disposal group assets and liabilities	(1,215)	5,241
Stock-based compensation expense	3,086	1,797
Excess book deduction of stock-based compensation	—	(266)
Changes in operating assets and liabilities:
Accounts receivable	9,064	15,555
Inventories	(13,912)	(9,988)
Other current assets	(1,150)	1,578
Income tax receivable/payable	(6,091)	1,239
Accounts payable	(4,241)	(13,519)
Accrued payroll	1,867	2,785
Accrued taxes other than income	589	(8,000)
Accrued profit sharing	(909)	(459)
Accrued other expenses	(7,795)	(5,348)
Accrued product/municipal liability	120	(149)
Accrued warranty	(335)	1,687
Other assets	(45)	(64)
Other non-current liabilities	284	599

Net cash provided by operating activities	46,764	7,778

Cash flows from investing activities:
Proceeds from sale of business including discontinued operations	7,500	500
Receipts from note receivable	55	—
Payments to acquire patents and software	(36)	(124)
Proceeds from sale of property and equipment	1,037	15
Payments to acquire property and equipment	(28,399)	(10,067)

Net cash used in investing activities	(19,843)	(9,676)

Cash flows from financing activities:
Proceeds from loans and notes payable	1,753	1,532
Cash paid for debt issue costs	—	(1,859)
Proceeds from energy efficiency incentive programs	—	225
Payments on capital lease obligation	(450)	—
Cash paid for redemption of convertible notes	—	(30,000)
Payments on loans and notes payable	(8,034)	(1,264)
Payments to acquire treasury stock	(20,000)	—
Proceeds from exercise of options to acquire common stock, including employee stock purchase plan	4,095	717
Excess tax benefit of stock-based compensation	997	—

Net cash used in financing activities	(21,639)	(30,649)

Net increase/(decrease) in cash and cash equivalents	5,282	(32,547)
Cash and cash equivalents, beginning of period	56,717	58,292

Cash and cash equivalents, end of period	$61,999	$25,745

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$5,252	$5,745
Income taxes	30,976	1,524

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDAS (Unaudited)

	For the Three Months Ended January 31, 2013:				For the Three Months Ended January 31, 2012:
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
	(In thousands)
Net sales	$136,242	$—		$136,242	$98,125	$—		$98,125
Cost of sales	86,143	(3,414	)(8)	82,729	68,121	(3,185	)(1)	64,936

Gross profit	50,099	3,414		53,513	30,004	3,185		33,189

Operating expenses:
Research and development	942	(29	)(8)	913	992	(42	)(1)	950
Selling and marketing	8,333	(44	)(8)	8,289	8,062	(51	)(1)	8,011
General and administrative	12,776	(1,739	)(2)	11,037	10,666	(1,228	)(2)	9,438

Total operating expenses	22,051	(1,812)		20,239	19,720	(1,321)		18,399

Operating income from continuing operations	28,048	5,226		33,274	10,284	4,506		14,790

Other income/(expense):
Other income/(expense), net	—	—		—	8	—		8
Interest income	48	—	(6)	48	394	(361	)(6)	33
Interest expense	(1,240)	1,240	(4)	—	(1,629)	1,629	(4)	—

Total other income/(expense), net	(1,192)	1,240		48	(1,227)	1,268		41

Income from continuing operations before income taxes	26,856	6,466		33,322	9,057	5,774		14,831
Income tax expense	9,350	(9,350	)(5)	—	3,664	(3,664	)(5)	—

Income from continuing operations	17,506	15,816		33,322	5,393	9,438		14,831

Discontinued operations:
Loss from operations of discontinued security solutions division	(601)	424	(10)	(177)	(1,600)	759	(7)	(841)
Income tax expense/(benefit)	2,329	(2,329	)(5)	—	(645)	645	(5)	—

Loss on discontinued operations	(2,930)	2,753		(177)	(955)	114		(841)

Net income/comprehensive income	$14,576	$18,569		$33,145	$4,438	$9,552		$13,990

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDAS (Unaudited)

	For the Nine Months Ended January 31, 2013:				For the Nine Months Ended January 31, 2012:
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
	(In thousands)
Net sales	$408,797	$—		$408,797	$282,154	$—		$282,154
Cost of sales	258,882	(10,211	)(8)	248,671	201,028	(10,815	)(1)	190,213

Gross profit	149,915	10,211		160,126	81,126	10,815		91,941

Operating expenses:
Research and development	3,363	(87	)(8)	3,276	3,571	(145	)(1)	3,426
Selling and marketing	23,203	(168	)(8)	23,035	24,823	(225	)(1)	24,598
General and administrative	37,381	(4,874	)(2)	32,507	33,483	(6,578	)(3)	26,905

Total operating expenses	63,947	(5,129)		58,818	61,877	(6,948)		54,929

Operating income from continuing operations	85,968	15,340		101,308	19,249	17,763		37,012

Other income/(expense):
Other income/(expense), net	39	—		39	62	—		62
Interest income	750	(608	)(6)	142	1,196	(1,043	)(6)	153
Interest expense	(4,571)	4,571	(4)	—	(6,044)	6,044	(4)	—

Total other income/(expense), net	(3,782)	3,963		181	(4,786)	5,001		215

Income from continuing operations before income taxes	82,186	19,303		101,489	14,463	22,764		37,227
Income tax expense	29,410	(29,410	)(5)	—	5,845	(5,845	)(5)	—

Income from continuing operations	52,776	48,713		101,489	8,618	28,609		37,227

Discontinued operations:
Loss from operations of discontinued security solutions division	(3,150)	1,808	(9)	(1,342)	(8,306)	2,261	(7)	(6,045)
Income tax benefit	(3,921)	3,921	(5)	—	(3,326)	3,326	(5)	—

Income/(loss) on discontinued operations	771	(2,113)		(1,342)	(4,980)	(1,065)		(6,045)

Net income/comprehensive income	$53,547	$46,600		$100,147	$3,638	$27,544		$31,182

(1)	To exclude depreciation, amortization, and plant consolidation costs.
(2)	To exclude depreciation, amortization, stock-based compensation expense, and DOJ/SEC costs and related profit sharing impacts of DOJ/SEC.
(3)	To exclude depreciation, amortization, stock-based compensation expense, plant consolidation costs, severance benefits for our former President and CEO, and DOJ/SEC costs and related profit sharing impacts of DOJ/SEC.
(4)	To exclude interest expense.
(5)	To exclude income tax expense.
(6)	To exclude intercompany interest income.
(7)	To exclude depreciation, amortization, interest expense, and stock-based compensation expense.
(8)	To exclude depreciation and amortization.
(9)	To exclude loss on sale of discontinued operations, depreciation, amortization, interest expense, stock-based compensation expense.
(10)	To exclude loss on sale of discontinued operations.

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

RECONCILIATION OF ESTIMATED GAAP INCOME FROM CONTINUING OPERATIONS TO ESTIMATED ADJUSTED EBITDAS

	For the Year Ended April 30, 2013:
	Low Range	High Range
	(In thousands)
Income from continuing operations	$78,000	$79,500
Interest expense	5,800	5,800
Income tax expense	43,900	44,700
Depreciation and amortization	15,500	15,500
Stock-based compensation expense	4,200	4,200
DOJ/SEC costs, net of profit sharing impact	1,000	1,000

Adjusted EBITDAS	$148,400	$150,700